Exhibit 1

                      TRANSACTIONS IN SHARES OF THE COMPANY
                             DURING THE PAST 60 DAYS

         The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All transactions involved purchases of Shares on the New York Stock Exchange.

REPORTING PERSON
WITH DIRECT
BENEFICIAL                                                                             PRICE PER SHARE
OWNERSHIP                     DATE OF TRANSACTION         NUMBER OF SHARES             (EXCLUDING COMMISSION)
---------                     -------------------         ----------------             ----------------------
Greenway                      2/10/97                     21,000                       18.244
Greenway                      2/11/97                     10,000                       18.4583
Greenway                      2/12/97                     40,000                       18.625
Greenway                      2/14/97                     50,000                       18.5
Greenbelt                     2/11/97                     80,000                       18.4583
Greenbelt                     2/12/97                     384,200                      18.625
Greenbelt                     2/13/97                     40,000                       18.75
Greenbelt                     2/14/97                     345,800                      18.5
Greenbelt                     2/19/97                     10,000                       18.375
Greenbelt                     2/20/97                     9,000                        18.125
Greensea                      2/14/97                     24,200                       18.5



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